Exhibit 99.1

CANTERBURY PARK HOLDING CORPORATION

ANNUAL INCENTIVE PLAN

Section 1.         Establishment and General Purpose of the Plan.

1.1	Establishment. The name of this plan is the “Canterbury Park Holding Corporation Annual Incentive Plan” (the “Plan”). The Plan shall be effective as of the first day of the Company’s 2016 fiscal year.

1.2	Purpose. The purpose of this Plan is to provide a comprehensive framework pursuant to which opportunities for incentive compensation generally covering periods of one year or less can be awarded to Senior Executives and other employees of the Company, who either have a level of responsibility which has a significant impact on the performance of the Company, or provide a key service or critical skill to the organization, in order to focus their efforts on achievement of the Company’s near term financial objectives; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie their compensation to the annual financial results of the Company.

Section 2.         Definitions.

2.1	“Incentive Award” means the grant of an opportunity to receive a payment in cash upon achievement of Performance Goals as of the end of a Performance Period as determined by the Compensation Committee in accordance with Section 3 of the Plan.

2.2	“Incentive Award Agreement” means a written agreement between the Company and a Participant describing an Incentive Award for such Participant.

2.3	“Company Employee” means each Employee of the Company other than a Senior Executive.

2.4	“Compensation Committee” means the Compensation Committee of the Board of

Directors.

2.5	“Authorized Plan Administrator” means an individual or individuals designated by the Compensation Committee to facilitate the administrative details of the Plan.

2.6	“Employee” means a person who performs services for the Company and who is regularly paid through the payroll of the Company, whether or not a Senior Executive or member of the Board, but, unless otherwise expressly determined by the Compensation Committee, this term does not include (i) any temporary employee, (ii) any person serving the Company only as a member of the Board of Directors.

2.7	“Participant” means any Senior Executive or Company Employee who is eligible and is selected by the Compensation Committee to participate in the Plan under Section 3 herein.

2.8	“Payout” means a payment of the cash earned based on achievement compared to Performance Goals specified in the Incentive Award Agreement.

2.9	“Performance Goal” means one or more objective or subjective financial measures pre-established by the Committee each, to the extent appropriate, delineated by “Threshold,” “Target, and “Maximum” levels of performance and, subject to any Minimum or Maximum limits, the achievement of which, in whole or in part, will result in the Participant earning a Payout or becoming vested in a Payout under an Incentive Award granted pursuant to this Plan.
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2.10	“Performance Period” or “Award Cycle” means a period of time determined by the Committee that is twelve months or less, over which over which actual achievement compared to Performance Goals established by the Committee will be measured to determine whether a Payout under an Incentive Award has been earned.

2.11	“Plan” means this Annual Incentive Plan.

2.12	“Plan Year” means the applicable fiscal year of the Company.

2.13	“Senior Executive” means the (i) Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) other members of the Company’s corporate staff earning a base salary of at least $100,000 per annum, (iv) General Managers of the Company’s business units, (v) any other Company employee who provides a key service or a critical skill to the Company, and (vi) any other person who is or could become a Named Executive Officer under Section 402 of SEC Registration S-K.

Section 3.        Administration of the Plan For Incentive Awards to Senior Executives.

3.1	Administration. The Compensation Committee shall administer the Plan with respect to Incentive Awards for Senior Executives pursuant to this Section 3.

3.2	Power and Authority of the Committee. The Compensation Committee is authorized to make all decisions as required in the administration of this Section 3 and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of this Section 3 not inconsistent with the terms of this Plan. The Compensation Committee shall have the power and authority to grant Incentive Awards to Participants that are Senior Executives pursuant to the terms of the Plan. In discharging its responsibilities, the Committee may, to the extent reasonable, rely on information supplied by and recommendations of Company management. In particular, the Compensation Committee shall have the authority:

a.	To select eligible Employees that qualify as Senior Executives to whom Incentive Awards may from time to time be granted hereunder;

b.	To determine the Performance Period, the Performance Goals, and the criteria to determine Payout under the Incentive Award (including, but not limited to, the degree to which the Performance Goals are met and the base salary, or other factors by reference to which the Incentive Award is determined and is paid);

c.	To determine other terms and conditions, not inconsistent with the terms of the Plan, of any Incentive Award granted hereunder (including, but not limited to, any restriction on, forfeiture of, or repayment of any Incentive Award);

d.	To adjust calculations under the Plan in any way it deems appropriate to fairly reflect financial performance or other factors the Company deems relevant; and,
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e.	To make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of this Section 3.

3.3	Further Provision Regarding Participation and Incentive Awards. The Compensation Committee shall determine the date as of which each eligible Senior Executive shall commence to participate in the Plan and the Incentive Award to which the Senior Executive is then eligible. Selection to be a Participant in this Plan with respect to any designated Performance Period does not guarantee that the Senior Executive will be selected to be a Participant in any other Incentive Award under this Plan, and the Compensation Committee shall not have any obligation for uniformity of treatment among eligible Employees.

3.4	Certification. Following the end of each Performance Period and prior to payment of amounts earned under any Incentive Award to any Senior Executive, the Compensation Committee shall certify in writing as to the attainment of the Performance Goals upon which payments of amounts earned under any Incentive Award to Senior Executives is based.

Section 4.        Administration of the Plan for Incentive Awards to Company Employees.

4.1	Administration. The Compensation Committee shall administer the Plan with respect to Incentive Awards for Company Employees pursuant to this Section 4. However, the Compensation Committee may authorize an individual or group of individuals (“Authorized Plan Administrator”) within the Company to facilitate Plan administration, provided that such administration of the Plan under this Section 4 shall at all times be subject to the oversight, direction and control of the Compensation Committee.

4.2	Power and Authority of a Plan Administrator. Should the Compensation Committee authorize an Authorized Plan Administrator, he, she or they may only make decisions as required in the administration of the Plan as applied to Company employees and to exercise discretion to interpret, construe, apply or make any exceptions to the terms of the Plan as applied to Company employees deemed necessary or advisable for the proper administration of this Section 4 not inconsistent with the terms of this Plan or guidelines approved or decisions made by the Compensation Committee.

4.3	Further Provisions Regarding Participation. Selection as an eligible Company Employee to be a Participant in this Plan with respect to any designated Performance Period does not guarantee that the Company Employee will be selected to be a Participant in any other Incentive Award under this Plan, and the Compensation Committee shall not have any obligation for uniformity of treatment among eligible Company Employees.

Section 5.        Other Provisions Applicable to All Incentive Awards

5.1	Performance Period. A Performance Period may be of any length not to exceed one year, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that, with respect to quarterly periods after the first fiscal quarter, the Performance Goals may not in any event be set after 25% or more of such period has elapsed). Performance Periods may run concurrently and may contain interim dates during the Performance Period on which the achievement of Performance Goals may be determined and Payouts may be made.
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5.2	Form of Incentive Awards. Each Incentive Award granted will specify Performance Goals established by the Compensation Committee, for the applicable Performance Period with respect to “Threshold,” “Target,” and “Maximum” levels of future performance by the Company or the business unit to which the Participant is assigned:

a.	“Threshold” levels of performance shall represent a minimum level of actual performance in relation to Performance Goals below which no Payout will be earned by a Participant.

b.	“Target levels” of performance shall represent the level of actual performance in relation to the Performance Goals that must be achieved in order for a Participant to receive the Payout designated in the Incentive Award Agreement as being payable to the Participant if “Target” performance by the Company or business unit is achieved.

c.	Maximum levels of performance shall represent the level of actual performance in relation to the Performance Goals which must be achieved in order for a Participant to receive the Payout designated in the Incentive Award Agreement as being the maximum payable to the Participant if “Maximum” performance by the Company or business unit is achieved or exceeded.

5.3	Modifications to Performance Goals. Except to the extent limited by this Plan, or applicable law, the Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of the Performance Goals. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Compensation Committee discretion to alter the Performance Goals without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.

5.4	Payouts Under Incentive Awards. The amount of cash earned by and payable to Participants under Awards shall be determined following the end of the Performance Period applicable to the Incentive Award, and shall be based on actual achievement against the Performance Goals specified in the respective Incentive Award Agreement. With respect to (i) actual performance between Performance Goals applicable to Threshold Performance and Performance Goals applicable to Target Performance, and (ii) with respect to actual performance between Performance Goals applicable to Target Performance and Performance Goals applicable to Maximum Performance, the Participation Agreement shall provide a method for determining the amount of the Payout in cash.

5.5	Timing of Payouts. Payouts of amounts earned under Incentive Awards will be made by the fifteenth day of the third month following the end of the Performance Period or at such earlier date required in order to book expenses for fiscal year-end tax and reporting purposes; provided that, with respect to Payouts of Incentive Awards to “Named Executive Officers” of the Company as defined in rules under the Securities Exchange Act of 1934, the Compensation Committee must certify to the achievement of the Performance Goals prior to making Payouts to the Named Executive Officers.
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5.6	Compensation Committee Rule Making and Interpretations. The Compensation Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Incentive Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.

5.7	Taxes. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

5.8	Effect on Employment. In the absence of any specific agreement to the contrary, no Incentive Award to a Participant under the Plan shall affect any right of the Company or any Subsidiary, to terminate, with or without cause, the Participant’s employment with the Company or any Subsidiary at any time. Neither the establishment of the Plan, nor the granting of any Incentive Award hereunder, shall give any Participant (i) any rights to remain employed by the Company or any Subsidiary; (ii) any benefits not specifically provided for herein or in any Incentive Award granted hereunder; or (iii) any rights to prevent the Company or any Subsidiary from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

5.9	Non-transferability. Except as otherwise determined by the Compensation Committee, no right under any Incentive Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of Performance Goals has not been achieved and prior to the date of actual Payout.

5.10	Impact of Restatement of Financial Statements. If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Compensation Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Incentive Award to any Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the amount earned under the Incentive Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Compensation Committee shall determine. The Compensation Committee may limit the application of this Section 5.10 to those responsible for the misstatement or to some or all Senior Executives, but in no event shall the amount to be recovered from any Participant by the Company be less than the amount required to be recovered as a matter of law from such Participant. The Compensation Committee shall determine whether the Company shall effect any such recovery (a) by seeking repayment from the Participant, (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any Company Subsidiary, (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (d) by any combination of the foregoing.
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5.11	Forfeiture and Recoupment. Without limiting in any way the generality of the Compensation Committee’s power to specify any terms and conditions of an Incentive Award consistent with law, and for greater clarity, the Compensation Committee may specify that the Participant’s rights, payments, and benefits with respect to an Incentive Award under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, non-solicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Compensation Committee determines is detrimental to the business or reputation of the Company and its subsidiaries.

5.12	Continuous Employment. Senior Executives and Company employees must be employed by the Company during and as of the end of the Performance Period under any Incentive Award Agreement they receive pursuant to this Plan in order to be entitled to receive any Payout earned for such period, unless termination of employment is due to death, disability or follows a change of control.

Section 6.        Term; Amendment and Termination.

6.1	Term of Plan. The Plan shall continue in operation indefinitely, subject to the right of the Compensation Committee to terminate the Plan at any time.

6.2	Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan.

6.3	Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 7.        Miscellaneous.

7.1	Governing Law. The Plan and all of the Participants’ rights thereunder shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

7.2	Severability. If any provision of the Plan, or any Incentive Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, or any Incentive Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan and the Incentive Award, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, and any such Incentive Award shall remain in full force and effect.

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7.3	No Trust or Fund Created. Neither the Plan nor any obligations to pay amounts earned under an Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Subsidiary.

7.4	Nature of Payments. Any and all cash payments pursuant to any Incentive Award granted hereunder shall constitute special incentive payments to the Participant, and, except to the extent that such plan or agreement expressly provides to the contrary, such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under:

a.	Any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Subsidiary or

b.	Any agreement between the Company (or any Subsidiary) and the
Participant

7.5	Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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